EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

To the Participants and Plan Administrator
of the National Fuel Gas Company
Tax Deferred Savings Plan

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-03055 and 333-102220) of National Fuel Gas Company of our report, dated May 13, 2005, relating to the financial statements of the National Fuel Gas Company Tax Deferred Savings Plan as of and for the year ending December 31, 2004 which appear in this annual report on Form 11-K.

FREED MAXICK & BATTAGLIA, CPAs, P.C.

Buffalo, New York
June 27, 2005